EXHIBIT 16.1

Jeffrey T. Gross, Ltd.

6215 West Touhy Avenue

Chicago, IL 60646

Phone: (773)792-1575

Fax: (773)631-9515

August 21, 2018

Securities and Exchange Commission

100 F Street, N.E.

Washington, DC 20549

Commissioners:

We have read the statements made by Capstone Systems, Inc. (copy attached), which we understand will be filed with the Securities and Exchange Commission, pursuant to Item 4.01 of Form 8-K, as part of the Form 8-K of Capstone Systems, Inc. dated August 22, 2018. We agree with the statements concerning our firm contained therein.

Very truly yours.

/s/ Jeffrey T. Gross, Ltd.

Chicago, IL 60646

Attachment- Form 8-K